Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference therein of our reports dated March 1, 2018 for Ares Management, L.P., in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-225271) pertaining to the Ares Management Corporation Second Amended & Restated 2014 Equity Incentive Plan (successor to Ares Management, L.P. Second Amended & Restated 2014 Equity Incentive Plan).

/s/ Ernst & Young LLP

Los Angeles, CA

November 26, 2018